UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2011

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	59-3778427 (IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

SIGNATURES

Exhibit 10.1	Form of Senior Facilities Agreement, dated March 16, 2010, as amended and restated on March 26, 2010, February 15, 2011 and [•], 2011.

Exhibit 10.2

Additional Facility Accession Deed (Term Facility), dated May 20, 2011, among Deutsche Bank AG, London Branch as Facility Agent, the Additional Facility Lenders, Virgin Media Investment Holdings Limited, the Obligor’s Agent, and the Original Borrowers.

Exhibit 10.3

Additional Facility Accession Deed (Revolving Facility), dated May 20, 2011, among Deutsche Bank AG, London Branch as Facility Agent, the Additional Facility Lenders, Virgin Media Investment Holdings Limited, the Obligor’s Agent, and the Original Borrowers.

Exhibit 99.1	Press Release, dated May 20, 2011, issued by Virgin Media Inc.

Item 1.01.  Entry into a Material Definitive Agreement.

On May 20, 2011, Virgin Media Inc. (the “Company”), certain of its subsidiaries as borrowers, Deutsche Bank AG, London Branch, as Facility Agent and Security Trustee, and Deutsche Bank AG, London Branch, Bank of America, N.A., BNP Paribas London Branch, Credit Agricole Corporate and Investment Bank, Goldman Sachs International Bank, HSBC Bank plc, JP Morgan Chase Bank, N.A. London Branch, Lloyds TSB Bank plc, The Royal Bank of Scotland plc and UBS Limited, entered into two new additional facilities  (the “Additional Term Facility” and the “Additional Revolving Facility”) pursuant to the Company’s Senior Facilities Agreement dated March 16, 2010, as amended and restated on March 26, 2010 and February 15, 2011 (as amended, the “Senior Facilities Agreement”).

Under the Additional Revolving Facility, the ten banks and financial institutions have agreed to provide to the borrowers a revolving facility with total commitments of £450 million, which replaces the existing £250 million revolving facility. The margin on the new revolving facility is initially 1.825% per annum with a range of 1.825% to 1.325%. In addition, an incremental margin adjustment of between 0 and 30 basis points may be payable, according to the percentage of the Additional Revolving Facility that is utilised.

The Additional Term Facility provides for commitments from the ten banks and financial institutions of £750 million for a term facility. The margin is initially 2.125% per annum with a range of 2.125% and 1.625%. The Additional Term Facility replaces an existing term facility, with £25 million of excess cash flow being used to reduce the loan balance from the current £775 million.

The final maturity of the Additional Revolving Facility and the Additional Term Facility  remains as June 30, 2015.

In addition, the Company has agreed with the ten banks and financial institutions to make certain amendments to the Senior Facilities Agreement which are expected to become effective on May 27, 2011, and which (i) amend the definition of additional high yield notes and high yield refinancings to permit high yield notes to be issued or refinanced through the Company, (ii) increase the number of days in which the Company may elect to increase Lenders’ commitments following the cancellation of other Lenders’ commitments, (iii) amend provisions related to the Company’s ability to add additional facilities under the Senior Facilities Agreement, (iv) shorten the required notice period for utilisation requests, (v) require cash cover return to the Company under certain circumstances, (vi) remove the requirement to make mandatory prepayments of net proceeds, excess cash flow and equity proceeds, (vii) remove the prescriptive requirements to hedge particular exposures, (viii) give greater freedom to obligors to create permitted types of security in favour of third parties over assets which would otherwise be required to be secured in favour of the Lenders, (ix) amend consent provisions to accelerate the time periods for obtaining Lender consents, and (x) remove certain other restrictive covenants.

The foregoing description of the amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the agreed form of amended Senior Facilities Agreement, the Additional Facility Accession Deed (Term Facility) and the Additional Facility Accession Deed (Revolving Facility), which are attached as Exhibits 10.1, 10.2 and 10.3 respectively and incorporated herein by reference.

On May 20, 2011, the Company issued a press release regarding the Amendments.  The press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

10.1	Form of Senior Facilities Agreement, dated March 16, 2010, as amended and restated on March 26, 2010, February 15, 2011 and [•], 2011.

10.2

Additional Facility Accession Deed (Term Facility), dated May 20, 2011, among Deutsche Bank AG, London Branch as Facility Agent, the Additional Facility Lenders, Virgin Media Investment Holdings Limited, the Obligor’s Agent, and the Original Borrowers.

10.3

Additional Facility Accession Deed (Revolving Facility), dated May 20, 2011, among Deutsche Bank AG, London Branch as Facility Agent, the Additional Facility Lenders, Virgin Media Investment Holdings Limited, the Obligor’s Agent, and the Original Borrowers.

99.1	Press release, dated May 20, 2011, issued by Virgin Media Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2011

VIRGIN MEDIA INC.

	By:	/s/ Scott Dresser
	Name:	Scott Dresser
	Title:	Secretary